Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Norwood Financial Corp.
Honesdale, Pennsylvania

We consent to the incorporation by reference in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission of our reports dated March 13, 2014, relating to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting, which reports are incorporated by reference in the Annual Report on Form 10-K of Norwood Financial Corp. for the fiscal year ended December 31, 2013.

Wexford, Pennsylvania
May 2, 2014